  Exhibit 99.1

NEWS RELEASE
TSX: SCY
June 7, 2021
NR 21-03
www.scandiummining.com

Scandium International Mining Announces Voting Results from Annual General
Meeting of Shareholders

Reno, Nevada – June 7, 2021 – Scandium International Mining Corp. (TSX: SCY) (the “Company”) is pleased to announce that at its annual general meeting of the shareholders held on June 3, 2021 all resolutions put to the shareholders were passed. At the meeting, shareholders approved setting the number of directors at seven and re-electing all of management’s director nominees, as listed in the management proxy circular dated April 24, 2020, to the Board of Directors to serve until the next annual general meeting. In addition, shareholders approved the re-appointment of Davidson & Company LLP as the Company’s auditor and all unallocated entitlements issuable under the Company’s 2015 stock option plan until June 3, 2024.

A total of 316,272,595 or 47.90% of the Company’s issued and outstanding shares were represented at the Meeting. The election of directors was approved by a majority vote of shareholders as follows:

	Votes for		Votes withheld
Motions	Number	Percent	Number	Percent
George F. Putnam	110,927,869	93.94%	7,157,862	6.06%
William B. Harris	113,109,949	95.79%	4,975,782	4.21%
Willem P.C. Duyvesteyn	115,289,449	97.63%	2,796,282	2.37%
Warren K. Davis	114,680,949	97.12%	3,404,782	2.88%
James R. Rothwell	113,180,949	98.85%	4,904,782	4.15%
Peter B. Evensen	114,601,769	97.05%	3,483,962	2.95%
R. Christian Evensen	114,517,852	96.98%	3,567,879	3.02%

For further information, please contact:

Edward Dickinson, CFO
Tel: 775-233-7328

George Putnam, President and CEO
Tel: 928-208-1775
Email: info@scandiummining.com